UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35570	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7621 Little Avenue, Suite 414, Charlotte, NC 28226

(Address of principal executive offices)

Registrant’s telephone number, including area code: (704) 366-5122

11220 Elm Lane, Suite 203, Charlotte, NC 28277

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On July 1, 2014, in connection with the acquisition described below in Item 2.01, Chanticleer Holdings, Inc. (the “Company”) entered into an Agreement, an Assumption Agreement, and a Security Agreement (collectively, the “Debt Assumption Agreements”), whereby the Company agreed to assume a five million dollar ($5,000,000) debt owed to Florida Mezzanine Fund, LLLP (“FL Mezz”) by TMIX Darling Harbour Pty Ltd (“TMIX”) (the “Debt Assumption”). In connection with the Debt Assumption, on July 1, 2014, the Company granted to FL Mezz and a group of nine other investors a total of two hundred fifty thousand (250,000) warrants, with each warrant entitling its holder to purchase one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) exercisable within five years at an exercise price to be determined by a Black-Scholes valuation at the next public offering of the Common Stock or at the end of twelve calendar months. The issuance of the warrants was a private placement to “accredited investors” (as the term is defined under Rule 501 of Regulation D) and exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D, as a transaction by an issuer not involving a public offering.

Also on July 1, 2014, in connection with the acquisition described below in Item 2.01, the Company entered into an Assignment of Gaming Machine Revenue (the “Gaming Assignment”) with TMIX, which provides that the Company shall receive one hundred percent (100%) of all gaming machine revenues received by TMIX until the Company has repaid the Debt Assumption, and thereafter the Company shall receive sixty percent (60%) of all gaming machine revenues for the remainder of the lifetime of the gaming machines.

The foregoing description of the Debt Assumption Agreements and the Gaming Assignment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Debt Assumption Agreements and the Gaming Assignment, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 1, 2014, pursuant to Purchase Agreements (the “Purchase Agreements”) executed on June 30, 2014, the Company completed the acquisition of a sixty percent (60%) ownership interest in Hoot Parramatta Pty Ltd, Hoot Australia Pty Ltd, Hoot Penrith Pty Ltd, and TMIX Management Australia Pty Ltd (collectively, the “Australian Entities”), which own, operate, and manage Hooters restaurant locations and gaming operations in Australia. The ownership interest in the Australian Entities was purchased from the respective entities in exchange for the Debt Assumption described above under Item 1.01, whereby the Company agreed to assume a five million dollar ($5,000,000) debt and issued two hundred fifty thousand (250,000) warrants to purchase shares of the Common Stock. The disclosures of the material terms and conditions of the Debt Assumption contained in Item 1.01, above, are hereby incorporated into this Item 2.01 by reference.

The foregoing description of the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreements, which are attached hereto as Exhibit 2.1 and incorporated herein by reference.

The attached Debt Assumption Agreements, Gaming Assignment, and Purchase Agreements are not intended to provide any factual information about the Company or any of the other parties listed therein, or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Debt Assumption Agreements, Gaming Assignment, and Purchase Agreements were made only for the purposes of such agreements and as of specified dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures of the material terms and conditions of the Debt Assumption contained in Item 1.01, above, are hereby incorporated into this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosures of the material terms and conditions of the Debt Assumption and warrant issuance contained in Item 1.01, above, are hereby incorporated into this Item 3.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)          Financial Statements of Businesses Acquired

The financial statements required to be filed with the Securities and Exchange Commission (“SEC”) relating to the asset purchase transaction will be filed by amendment to this Current Report on Form 8-K not later than September 17, 2014.

(b)         Pro Forma Financial Information

The pro forma financial information required to be filed with the SEC relating to the asset purchase transaction will be filed by amendment to this Current Report on Form 8-K not later than September 17, 2014.

(d)         Exhibits

2.1           Purchase Agreements for Australian Entities dated June 30, 2014

10.1         Debt Assumption Agreements dated July 1, 2014

10.2         Gaming Assignment dated July 1, 2014

99.1         Press release dated July 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2014

Chanticleer Holdings, Inc.

By:	/s/ Michael D. Pruitt
Michael D. Pruitt
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Purchase Agreements for Australian Entities dated June 30, 2014

10.1	Debt Assumption Agreements dated July 1, 2014

10.2	Gaming Assignment dated July 1, 2014

99.1	Press release dated July 1, 2014